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                                                                    EXHIBIT 99.1


[POLYONE LOGO]


                                                  NEWS RELEASE
for Immediate Release


                  POLYONE ANNOUNCES $200 MILLION DEBT ISSUANCE

CLEVELAND - April 15, 2002 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it plans to offer $200 million of unsecured Senior Notes to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933.

The Company intends to use proceeds from the offering to repay amounts outstanding under its revolving bank credit facility; to repay a loan held by one of its German subsidiaries; to reduce a portion of the amount sold under its receivables sale facility; to repay borrowings under its short-term lines of credit; and to pay related fees and expenses. The notes will rank equally with all of PolyOne's other senior unsecured indebtedness.

The Notes to be offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state and is issued pursuant to Rule 135c under the Securities Act of 1933.


ABOUT POLYONE
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PolyOne Corporation, with annual revenues approaching $3 billion, is an international polymer services company with operations in thermoplastic compounds, specialty vinyl resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding, and thermoplastic resin distribution. Headquartered in Cleveland, PolyOne has more than 8,000 employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company's products and services can be found at www.polyone.com.

Private Securities Litigation Reform Act of 1995
------------------------------------------------
In this release contains statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, for example, statements about business outlook, assessment of market conditions, strategies, future plans, future sales, prices for major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include (but are not limited to): (1) an inability to achieve or delays in achieving savings related to consolidation and restructuring programs;
(2) delays in achieving or inability to achieve cost reduction and employee productivity goals and other strategic value capture initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in world, regional or U.S. plastic, rubber and PVC consumption growth rates affecting the Company's markets; (5) changes in global industry capacity or in the rate at which anticipated changes in

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industry capacity come online in the PVC, VCM, chlor-alkali or other industries in which the Company participates; (6) fluctuations in raw material prices and supply and energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw material feed-stocks, of other equity or joint venture relationship companies; (10) lack of direct control over the reliability of delivery and quality of the primary raw materials utilized in the Company's products; (11) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (12) an inability to launch new products and/or services that fit strategically with and add value to the Company's business; (13) the possibility of goodwill impairment; (14) an inability to maintain any required licenses or permits; (15) an ability to comply with any environmental laws and regulations.



PolyOne Investor & General Media Contact:   Dennis A. Cocco
                                            Chief Investor & Communications
                                            Officer
                                            216.589.4018
                                            dennis.cocco@polyone.com


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